UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January  22, 2020

DUKE MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in charter)

Nevada	333-140177	98-0503336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3948 Saratoga Road, Langley, WA	98260
(Address of principal executive offices)	(Zip Code)

(360) 929-6860
Registrant's telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01
Entry into a Material Definitive Agreement

On January 14, 2020, Friction & Heat, LLC, the majority shareholder of Duke Mountain Resources, Inc. ("Company") entered into an agreement to sell Mr. Smith 190,000,000 shares of the Company's common stock, which is the control block of the Company.

Item 501
Changes in Control of Registrant

On January 23, 2020, Friction & Heat, LLC, the majority shareholder of Duke Mountain Resources, Inc. ("Company") entered into an agreement to sell Mr. Smith 190,000,000 shares of the Company's common stock, which is the control block of the Company.

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 23, 2020, Ms. Julienne Cowie resigned from all positions with the Company including but not limited to that as Chief Executive Officer, Chief Financial Officer and Director of the Company,  The resignation did not involve any disagreement with the Company.  Mr. Smith has been elected as the Director and appointed as the President and CEO of the Company.

Mr. Smith has 23 years of executive marketing experience and has held significant marketing positions while working with Fortune 100 companies.  Mr. Smith has accepted his appointment as President and Director to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE MOUNTAIN RESOUCES, INC.

Date: January 24, 2020	/s/ Steve Smith
Steve Smith, CEO